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                                                              EXHIBIT 99.(a)(vi)

                            WESTERN ASSET FUNDS, INC.

                              ARTICLES OF AMENDMENT

Western Asset Funds, Inc., a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The Board of Directors ("Board") of Western Asset Funds, Inc., a
Maryland Corporation ("Corporation") organized on May 16, 1990, has, on May 6, 2003, taken the following actions:

     a) changed the name of the series of the Corporation heretofore known as "Western Asset Intermediate Portfolio" to "Western Asset Intermediate Bond Portfolio", changed the name of the class of shares heretofore known as "Western Asset Intermediate Portfolio, Institutional Class shares" to "Western Asset Intermediate Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Intermediate Portfolio, Financial Intermediary Class shares" to "Western Asset Intermediate Bond Portfolio, Financial Intermediary Class shares";

     b) changed the name of the series of the Corporation heretofore known as "Western Asset Intermediate Plus Portfolio" to "Western Asset Intermediate Plus Bond Portfolio", changed the name of the class of shares heretofore known as "Western Asset Intermediate Plus Portfolio, Institutional Class shares" to "Western Asset Intermediate Plus Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Intermediate Plus Portfolio, Financial Intermediary Class shares" to "Western Asset Intermediate Plus Bond Portfolio, Financial Intermediary Class shares";

     c) changed the name of the series of the Corporation heretofore known as "Western Asset Core Portfolio" to "Western Asset Core Bond Portfolio", changed the name of the class of shares heretofore known as "Western Asset Core Portfolio, Institutional Class shares" to "Western Asset Core Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Core Portfolio, Financial Intermediary Class shares" to "Western Asset Core Bond Portfolio, Financial Intermediary Class shares";

     d) changed the name of the series of the Corporation heretofore known as "Western Asset Core Plus Portfolio" to "Western Asset Core Plus Bond Portfolio", changed the name of the class of shares heretofore known as "Western Asset Core Plus Portfolio, Institutional Class shares" to "Western Asset Core Plus Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Core Plus Portfolio, Financial Intermediary Class shares" to "Western Asset Core Plus Bond Portfolio, Financial Intermediary Class shares";

     e) changed the name of the series of the Corporation heretofore known as "Western Asset Non-U.S. Fixed Income Portfolio" to "Western Asset Non-U.S. Opportunity Bond Portfolio", changed the name of the class of shares heretofore known as

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     "Western Asset Non-U.S. Fixed Income Portfolio, Institutional Class shares"
     to "Western Asset Non-U.S. Opportunity Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Non-U.S. Fixed Income Portfolio, Financial Intermediary
     Class shares" to "Western Asset Non-U.S. Opportunity Bond Portfolio, Financial Intermediary Class shares", and;

     f) changed the name of the series of the Corporation heretofore known as "Western Asset Inflation Indexed Bond Portfolio" to "Western Asset Inflation Indexed Plus Bond Portfolio", changed the name of the class of shares heretofore known as "Western Asset Inflation Indexed Bond Portfolio, Institutional Class shares" to "Western Asset Inflation Indexed Plus Bond Portfolio, Institutional Class shares", and changed the name of the class of shares heretofore known as "Western Asset Inflation Indexed Bond Portfolio, Financial Intermediary Class shares" to "Western Asset Inflation Indexed Plus Bond Portfolio, Financial Intermediary Class shares".

SECOND:   The renamings described herein were approved by a majority of the entire Board of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the Shareholders of the Corporation.

THIRD:    The Corporation is registered with the U.S. Securities and Exchange
Commission as an open-end investment company under the Investment Company Act of 1940.

FOURTH:   These Articles of Amendment shall be effective as of August 1, 2003.

FIFTH:    The undersigned Vice President of the Corporation acknowledges these
Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested to by its Secretary on July 30, 2003.


ATTEST:                                        WESTERN ASSET FUNDS, INC.


By:  /s/ Lisa G. Mrozek                        By:  /s/ Ilene S. Harker
    ------------------------------                 -----------------------------
        Lisa G. Mrozek                                 Ilene S. Harker
         Secretary                                     Vice President